Exhibit 10.1
FIRST AMENDMENT TO
LEASE AGREEMENT

This First Amendment to Lease Agreement ("First Amendment") is entered into on August 20, 2014 ("Effective Date") by and between James Campbell Company LLC, a Delaware limited liability company ("Landlord") and Ocera Therapeutics, Inc., a Delaware corporation f/k/a Tranzyme, Inc. ("Tenant").

RECITALS:

A.Landlord and Tenant entered into an Office Lease dated November 28, 2011 ("Lease") for approximately 8,126 rentable square feet known as a portion of Suite 300 in that building known as Central Park West ("Building") located at 5001 S. Miami Boulevard, Durham, North Carolina 27703 ("Premises").

B.Landlord and Tenant desire to enter into this First Amendment for the purpose of revising certain terms of the Lease, including an extension of the term of the Lease, as set out with specificity below.

NOW, THEREFORE, for good and valuable consideration, the receipt of which IS hereby acknowledged, the parties agree as follows:

1.Recitals. The foregoing recitals are true, accurate and are incorporated herein by reference. The capitalized terms which are not defined herein shall have the same meaning as otherwise set out in the Lease.

2.Extension of Term. Landlord and Tenant hereby agree to renew the term of the Lease for a period of one (1) year, beginning on February 1,2015 and continuing until January 31,2016 ("Extended Term").

3.Rent. Monthly Base Rent during the Extended Term shall be $13,881.92 (or $20.50 per sq. ft.) and shall be payable monthly in advance pursuant to the terms of the Lease. Tenant shall pay Landlord Additional Rent under the same terms and conditions described in the Lease.

4.No Options or Inducements; Condition of Premises. Tenant acknowledges and agrees that, as of the Effective Date and notwithstanding anything to the contrary set forth in the Lease or this Amendment, Tenant shall have no extension, termination, right of first offer, or other options whatsoever with regard to the Premises or under the Lease, as amended by this Amendment. Tenant further acknowledges and agrees that Tenant is not and shall not be entitled to any allowances, concessions, upfit work or other inducements of any kind in connection with the Premises or under the Lease, as amended by this Amendment. In the latter regard, Tenant acknowledges and agrees that from and after the Effective Date, Landlord is leasing the Premises to Tenant "as is," without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) and without any obligation on the part of Landlord to alter, remodel, improve, repair or decorate the Premises or any part thereof.

5.Acknowledgment of Non-Existence of Claims and Waiver. Tenant acknowledges that as of the Effective Date, there are no claims by Tenant against Landlord arising under the Lease. Tenant releases and discharges Landlord, its successors and assigns, from any demands for injuries or damages of any kind or nature arising out of or related to the Lease or the Premises that occurred on or prior to the Effective Date.

6.Binding Effect. The amendments made to the Lease pursuant to this First Amendment shall be binding upon the parties and their respective successors and assigns.

7.Brokerage. Tenant hereby represents to Landlord that Tenant has not entered into any agreements with any brokers in connection with this First Amendment other than Douglas Brock with Newmark Grubb Knight Frank ("Tenant's Broker"). Tenant hereby indemnifies, holds harmless, and agrees to defend Landlord, its members, principals, partners, officers, directors, employees and agents and the respective principals, officers and directors of any such agents from and against any and all claims of any brokers claiming to have represented Tenant in connection with this First Amendment other than Tenant's Broker. Landlord and Tenant acknowledge and agree that H. Lee Clyburn of Avison Young ("Landlord's Broker") has represented Landlord in connection with this First Amendment and all compensation due to Landlord's Broker is Landlord's sole responsibility.

8.Nature of Amendments. The amendments made to the Lease pursuant to this First Amendment shall constitute the only amendments to be effectuated and all other provisions of the Lease not affected hereby shall remain in place as originally constituted and shall be in full force and effect. To the extent that there is any conflict between the terms of this First Amendment and the Lease, the terms of this First Amendment will govern.

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IN WITNESS WHEREOF, Landlord and Tenant have entered into this First Amendment as of the date set forth below.

LANDLORD:

James Campbell Company LLC,
a Delaware limited liability company

By:
s/Dorine Holsey Streeter/
Dorine Holsey Streeter
Executive Vice President,
Real Estate Investment Management

Date: August ----,2014

By:
s/Douglas C. Morris/
Douglas C. Morris,
Vice President,
Regional Manager

Date: August 29, 2014

TENANT:

Ocera Therapeutics, Inc.,
a Delaware corporation
f/k/a Tranzyme, Inc.

By:
s/Franck S. Rousseau, MD/
Franck S. Rousseau, MD
Chief Medical & Development Officer

Date: August 20, 2014

First Amendment to Lease (Ocera).doc